Exhibit 22.1

List of Issuers and Guarantor Subsidiaries
As of the date of the filing of the Form 10-K of which this exhibit is a part, Canadian Pacific Kansas City Limited, a corporation incorporated under the laws of Canada (the “Registrant”) has guaranteed each of the following securities issued by Canadian Pacific Railway Company, a corporation incorporated under the laws of Canada and a direct, wholly owned subsidiary of the Registrant (the “Issuer”) subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended:

-    The Issuer’s 3.125% notes due June 2026;
-    The Issuer’s 1.750% notes due December 2026;
-    The Issuer’s 4.000% notes due June 2028;
-    The Issuer’s 2.875% notes due November 2029;
-    The Issuer’s 2.050% notes due March 2030;
-    The Issuer’s 4.800% notes due March 2030;
-    The Issuer’s 7.125% notes due October 2031;
-    The Issuer’s 2.450% notes due December 2031;
-    The Issuer’s 5.750% notes due March 2033;
-    The Issuer’s 5.200% notes due March 2035;
-    The Issuer’s 4.800% notes due September 2035;
-    The Issuer’s 5.950% notes due May 2037;
-    The Issuer’s 3.000% notes due December 2041;
-    The Issuer’s 5.750% notes due January 2042;
-    The Issuer’s 4.300% notes due May 2043;
-    The Issuer’s 4.800% notes due August 2045;
-    The Issuer’s 4.950% notes due August 2045;
-    The Issuer’s 4.700% notes due May 2048;
-    The Issuer’s 3.500% notes due May 2050;
-    The Issuer’s 3.100% notes due December 2051;
-    The Issuer’s 4.200% notes due November 2069;
-    The Issuer’s 6.125% notes due September 2115;
-    The Issuer’s Perpetual 4% Consolidated Debenture Stock denominated in U.S. dollars; and
-    The Issuer’s Perpetual 4% Consolidated Debenture Stock denominated in British Pounds Sterling.

The above list does not include the following securities guaranteed by the Registrant issued in Canada which are not subject to Section 13(a) or 15(d) of the Exchange Act:

-    The Issuer’s 2.540% notes due February 2028;
-    The Issuer’s 3.150% notes due March 2029;
-    The Issuer’s 4.000% notes due June 2032;
-    The Issuer’s 4.400% notes due January 2036;
-    The Issuer’s 6.450% notes due November 2039;
-    The Issuer’s 3.050% notes due March 2050; and
-    The Issuer’s 4.800% notes due June 2055.